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                                                                                                                EXHIBIT 21.1


                                                     SIGNIFICANT SUBSIDIARIES

       Name                                                          Ownership
       ----------------------------------                            ---------------------------------------------------
       Intercraft Company                          Delaware          100% of stock owned by Newell Rubbermaid Inc.

       Newell Investments Inc.                     Delaware          100% of stock owned by Newell Operating Company
       Newell Operating Company                    Delaware          77.5% of stock owned by Newell Rubbermaid Inc.;
                                                                     22.5% of stock owned by Anchor Hocking Corporation

       Rubbermaid Incorporated                       Ohio            100% of stock owned by Newell Rubbermaid Inc.

       Rubbermaid Texas Limited                 Texas (limited       Rubbermaid Incorporated is the general partner and
       Partnership                               partnership)        Rubfinco Inc. is the limited partner

       Sanford, L.P.                               Illinois          Newell Operating Company is the general partner and
                                                   (limited          Sanford Investment Company is the limited partner
                                                 partnership)






























                                                             -91-
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